Exhibit 99
Press Release

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283
AMSURG CORP. TO PRESENT AT
BAIRD’S 2011 HEALTH CARE CONFERENCE
NASHVILLE, Tenn. — (September 1, 2011) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the Baird’s 2011 Health Care Conference on Thursday, September 8, in New York City. In connection with the conference, there will be an on-line simulcast and a replay of the presentation available at the Company’s web site starting at 2:45 p.m. Eastern Time / 1:45 p.m. Central Time. Christopher A. Holden, President and Chief Executive Officer, and Kevin Eastridge, Senior Vice President, Finance and Chief Accounting Officer, will be speaking at the conference.
     The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
     AmSurg Corp. acquires, develops and operates ambulatory surgery centers in partnership with physician practice groups throughout the United States. At June 30, 2011, AmSurg owned a majority interest in 208 continuing centers in operation and had one center under development.
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